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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2001

JONES MEDIA NETWORKS, LTD.
(Exact name of registrant as specified in its charter)

Colorado	333-62077	84-1470911
(State of Organization)	(Commission File No.)	(IRS Employer Identification No.)

9697 E. Mineral Avenue, Englewood, CO 80112
(Address of principal executive office and Zip Code)

Registrant's telephone number, including area code (303) 792-3111

Item 5. Other Events.

        In December 2001 and January 2002, Jones Media Networks, Ltd. (the "Company") borrowed an aggregate of $2,635,000 from the persons listed below in the amounts set forth next to their names (the "Loans") and issued warrants to purchase an aggregate of 368,900 shares of the Company's Class A Common Stock at $6.50 per share (the "Warrants") to the people listed below in the amounts set forth next to their names.

Lender	Amount Borrowed	Number of Shares Subject to Warrants
Jones International, Ltd.*	$2,500,000	350,000
Ron Hartenbaum**	$50,000	7,000
Gary Schonfeld**	$50,000	7,000
Edie Hilliard**	$25,000	3,500
Jeffrey C. Wayne**	$10,000	1,400

        The terms of the Loans are as follows: (i) an interest rate of eleven and three quarters percent (11.75%); (ii) all payments are interest only until maturity; and (iii) three year term. The Warrants are for five years.

        In connection with the loan from Jones International, Ltd., the Company obtained a fairness opinion from a third party.

*
Jones International, Ltd. is owned 100% by Glenn R. Jones, the Chairman of the Board of Directors of the Company.

**
These people are officers and/or directors of the Company or its subsidiaries.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES MEDIA NETWORKS, LTD.
Dated: January 31, 2002	By:	/s/ JAY B. LEWIS Jay B. Lewis Group Vice President

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  Item 5. Other Events.
SIGNATURES